 Bankwell Financial Group3Q’17 Investor Presentation

 Safe Harbor  This presentation may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

Bankwell Profile

Company Overview *NASDAQ: BWFG*

- $1.80B asset Connecticut-based bank with key focus on CRE and C&I lending
- 9 existing branches in Fairfield & New Haven Counties… actively pursuing core market expansion
- Continued strong performance in 3Q'17:

10.27%	Return on Equity YTD
0.92%	Return on Avg Assets YTD
$20.41	Tangible Book Value

- Considered "Well Capitalized"; Capital Ratios[1] exceeding required levels:

9.78%	Tier 1 Leverage
10.95%	CET 1 / RWA
12.19%	Total Capital / RWA

Footprint



Existing branches (9)
Branch application approved (2)

- Attractive core market of Fairfield County / Bridgeport-Stamford-Norwalk MSA
  - 2nd most affluent MSA & per capita personal income (PCPI) among highest in the USA
  - 18.3% of MSA households earn enough to rank in the top 5% all US households
- Opportunity to expand without risk of cannibalization

[1] Regulatory ratios are Bank ratios based on call report filings; 3Q'17 values are preliminary subject to Call Report completion

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Management Team

Name	Years Experience	Selected Professional Biography	At Bankwell
Christopher Gruseke President & CEO *(since 2015)*	25+	• Founding investor of Bankwell's precursor, Bank of New Canaan, member of BoD and ALCO Committee 2009 to 2012 • 20 year Investment Banking career focused on financial institutions, securitizations and interest rate risk management • Management positions include Chief Operating Officer of Greenwich Capital Markets	• Rebuilt Leadership team • Focus on financial performance
Penko Ivanov EVP & CFO (*since 2016*)	25+	• CFO for Darien Rowayton Bank & Doral Bank's US Operations • Proven track record in building, improving and overseeing all areas of Finance, including Controllership, SOX, Treasury, FP&A, as well as internal and external reporting functions • Prior experience include 8 yrs with GE Capital in various finance roles	• Restructured Finance team with 5 new hires in 2017 • Scaled closing, reporting & FP&A processes for future growth
Heidi S. DeWyngaert EVP & Chief Lending Officer (*since 2004*)	30+	• Previously at Webster Bank, managing the Fairfield County Commercial Real Estate group • 10 years as Vice President for CRE at First Union National Bank	• High quality direct commercial lending • 13 years building broad network • Creation of Portfolio Management team
David P. Dineen EVP & Head of Community Banking (*since 2016*)	30+	• Previously at Capital One Commercial Bank as the National Market Manager for Treasury Management and Deposit Services • Managed Retail Branch networks and Treasury Management sales teams at NorthFork Bank and Commerce Bank	• Build out of new Treasury Management ("TM") team • Investing in new TM products & Services • Investing in online account opening
Christine A. Chivily EVP & Chief Credit Officer (*since 2013*)	30+	• Previously a Risk Manager for CRE and C&I at Peoples United Bank • SVP/Senior Credit Officer at RBS Greenwich Capital Markets (11 yrs); Director - Northeast Region, Multifamily at Freddie Mac (5 yrs); Manager, Loan Servicing - Distressed Assets at M&T Bank	• Built team of 13 skilled credit analysts with average experience > 20 years • Expanded annual loan review & stress testing process
Laura J. Waitz EVP & Chief of Staff (*since 2017*)	30+	• Previously Senior Managing Director, Global Head of Human Resources at The Blackstone Group (9 yrs) • Also at Citi Alternative Investments as MD & Global Head of Compensation & at Deutsche Bank as Head of Compensation (Americas) & as Global Compensation Mgr. for Private Equity & Investment Bank	

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 Bankwell : A Growth Story  Bankwell is one of the fastest growing and most profitable community banks in Connecticut.  Named “One of the Top 100 Community Banks Under $10 billion" in 2016 1Named a 2017 Sandler O’Neill and Partners “Sm-All Star” 2  March 21, 2017 report issued by S&P Global Market Intelligence29 institutions comprise the 2017 list, which has the objective to identify the top performing small-cap banks and thrifts in the country     2016    $1,628,919  Strengthened executive, credit and finance teams      3Q17    $1,804,938    Bankwell Throughout The YearsAssets

 Why Bankwell?  Consistently strong performer in highly attractive markets  1 as of June 30th, 2017

 Financial Highlights  Dollars in thousands, except per share data  2014  2015  2016    1Q’17  2Q’17  3Q’17  Total assets  $1,099,531  $1,330,372  $1,628,919    $1,672,242  $1,755,805  $1,804,938  Loans, net  $915,981  $1,129,748  $1,343,895    $1,406,407  $1,463,240  $1,500,574  Loans to deposits  110.7%  109.1%  105.6%    107.2%  104.8%  107.9%  Efficiency ratio  68.7%  62.3%  56.5%    58.3%  54.7%  54.8%  Net interest margin  3.84%  3.77%  3.54%    3.35%  3.34%  3.32%  Total capital to risk weighted assets  13.55%  13.39%  12.85%    12.41%  12.16%  12.19%  Return on average equity  5.13%  6.76%  8.94%    10.12%  10.00%  10.27%  Tangible book value per share  $16.35  $17.43  $18.98    $19.44  $19.89  $20.41  Net interest income  $31,660  $42,788  $49,092    $12,948  $13,642  $13,861  Net income  $4,568  $9,030  $12,350    $3,702  $3,769  $4,263  EPS (fully diluted)  $0.78  $1.21  $1.62    $0.48  $0.49  $0.55  Quarterly ratios are year-to-date calculations  1  1 Regulatory ratios are Bank ratios based on call report filings; 3Q’17 values are preliminary subject to Call Report completion

Consolidated Statement of Income

$MMs

	3Q'17	2Q'17	3Q'16
Total Interest Income	$18.3	$17.7	$15.6
Total Interest Expense	$4.5	$4.0	$3.1
Net Interest Income	*$13.9*	*$13.6*	*$12.5*
Provision for Loan Losses	$0.4	$0.9	$1.2
Net Interest Income after Provision	$13.5	$12.7	$11.3
Non Interest Income	$0.8	$1.0	$0.7
Non Interest Expense	$8.1	$7.6	$7.4
Pre-Tax Income	$6.2	$5.8	$4.6
Tax Expense (Benefit)	$1.9	$2.4	$1.4
Reported Net Income (Loss)	**$4.3**	**$3.8**	**$3.1**

Key drivers vs prior quarter ("PQ")

Net Interest Income growth driven by strong loan originations, partially offset from rising cost of funds on deposits & increased borrowings

Provision for Loan Losses decrease due to changes in product mix as well as updated loss history trends

Non Interest Income current quarter reflects absence of adjustment for servicing assets/liabilities taken in PQ[1]

Non Interest Expense increase over PQ in support of ongoing business growth, reflected in increased C&B, Consulting & Data Processing expenses

Tax Expense PQ includes $(300K) for adjustments to purchase accounting treatment for WB & QBT on prior year tax returns[1]

[1] For further information, please refer to BWFG's 2Q'17 Investor Presentation

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3Q'17 Highlights

- Record net income of $4.3MM, or $0.55 per share for the 3Q'17, versus $3.1MM or $0.41 per share for the same period in 2016, a 36% increase
- The Company's Board of Directors declared a $0.07 per share cash dividend
- Performance driven by strong organic loan growth, record gross loan balance of $1.52B
  - Gross Loans increased $158MM from year-end 2016
  - Favorable year-to-date metrics reflect outstanding core portfolio performance; i.e. loan yields (4.51%), NIM (3.32%) & ROA (0.92%)
- 3Q loan growth funded by a mix of deposits from existing network and strategic borrowing from FHLB to improve ALM picture
  - New FHLB borrowing supports 2 x $25MM 7-Year swaps
  - Since 3Q'17 close, Retail deposits have increased $10MM
  - BWFG has received regulatory approval for 2 new branches in CT (Darien & Westport) & an additional branch application underway

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 Financial Performance Trends  $MMs  Year-to-date ROE of 10.27%Efficiently generating strong revenue & net income growth  Net IncomeCAGR 46%   RevenueCAGR 19%

 Loan Portfolio  CAGR 20%  $1,429  $MMs  $1,486  $1,524

 Loan Portfolio Concentration  Commercial Real Estate  Total Loan Portfolio  Consumer/ Other  1  1 Includes Owner Occupied CRE  September 2017 Product & Property Type Diversification  Ongoing stratification and in-depth monitoring of concentration limits

Loan Portfolio Concentration: CRE

Geography Distribution *Sep 2017*



All Other 6.49%
NC 1.18%
NJ 1.26%
SC 1.32%
PA 2.07%
NY 12.66%
CT 75.01%

- Measured Approach To Expansion
- Following Existing Customers To New Locations

CRE to Risk Based Capital Ratio



471%
479%
419%
419%
474%
487%
438%
2011
2012
2013 (1)
2014 (2)
2015
2016
3Q17

- Proven track record as CRE Lender
- Strong risk management practices in place
- Developed rigorous suite of risk management reports, enabling multi-level portfolio stratification
- Team of 13 skilled credit analysts with average experience > 20 years

(1) Acquired The Wilton Bank.
(2) Acquired Quinnipiac Bank & Trust.

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 Asset Quality  1 Negative values represent Net Recoveries2 Non-performing Assets to Tangible Equity and Loan Loss Reserves  NPL to Total Loans  Texas Ratio  2  NPL $3.36 $3.79 $2.94 $4.24Net Charge Offs $(0.33) $(0.08) $0.10 $0.25  $MMs  1  Allowance for Loan Loss  NPA to Total Assets  Uncompromising focus on credit

 Deposits  CAGR 21%  $MMs  $835  $1,047  $1,289  $1,327  $1,414  2017 Priorities Investment in footprint expansion & deposit technologyImprove deposit mixSpecific focus on reducing on-balance sheet Wholesale funding2 as a % of assets  1 As of 10-16-2017, Deposits are at $1,419MM2 Wholesale funding comprised of Listed Time Deposits, Brokered Time Deposits & Money Market Accounts, FHLB borrowings   $1,410  1

Deposit Initiatives

- Branch expansion in existing footprint scheduled for early 2018
- Ongoing expansion of Treasury Management offerings
  - Added IOLTA/escrow sub-account functionality, targeting law firm & property management accounts
  - Launching Commercial Card / P-card offering
  - Launching Merchant Services program
- Added 3 resources to the Treasury Management team
- Expanded digital/mobile banking capabilities
- Launching online account opening in early 2018

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